EXHIBIT 10.20

COLLATERAL ASSIGNMENT OF PURCHASE AGREEMENT

THIS COLLATERAL ASSIGNMENT OF PURCHASE AGREEMENT (this“Assignment”), dated and effective as of August 4, 2022, is made by THE HEALING COMPANY INC., a Nevada corporation (“Parent”), HLCO BORROWER, LLC, a Delaware limited liability company (“Company”), and each Subsidiary of Company party hereto or which may become party hereto as required by the Security Agreement (each a “Subsidiary Assignor” and together with Parent and Company, individually and collectively, “Assignor”) in favor of WESTMOUNT GROUP LLC, a Delaware limited liability company, as administrative and collateral agent (in such capacities, together with its successors and assigns, the “Administrative Agent”) under that certain Credit Agreement, dated as of the date hereof, by and among, Assignor, each of the lenders from time to time party thereto (individually each a “Lender” and collectively the “Lenders”) and Administrative Agent (as amended, supplemented, modified and/or restated from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

WHEREAS, Assignor may from time to time enter into certain asset purchase agreements to acquire certain Assets as permitted by the Credit Agreement and which will become Collateral thereunder (as amended, amended and restated, supplemented, modified and/or restated from time to time, the “Purchase Agreement”);

WHEREAS, in order to induce Lenders to make Term Loans to Assignor pursuant to the Credit Agreement, Assignor has agreed to execute and deliver this Assignment; and

WHEREAS, as a condition precedent to the closing of the Credit Agreement, Assignor must execute and deliver this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1. As collateral security for all Obligations now existing or hereafter arising under the Credit Agreement and the other Credit Documents, Assignor hereby collaterally assigns, transfers and sets over to Administrative Agent, for the benefit of itself and Lenders, and grants to Administrative Agent, for the benefit of itself and Lenders, a lien on and security interest in, all of Assignor’s rights, but not Assignor’s obligations, under each Purchase Agreement and all other documents, agreements, exhibits, schedules or instruments contemplated thereby or executed in connection therewith (collectively, with the Purchase Agreement, the “Purchase Documents”).

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2. Administrative Agent shall have no obligation or duty to perform any of the obligations of Assignor under the Purchase Agreement or any other Purchase Document, all of which shall remain the sole and exclusive duty and obligation of Assignor.

3. The rights collaterally assigned hereunder include, and are not limited to, any and all rights of enforcement regarding warranties, representations, covenants and indemnities made by Assignor under any Purchase Document including, but not limited to, all rights granted to Assignor pursuant to any exhibits and schedules to the foregoing, and all rights, claims or causes of action against any seller for any breach or violation by such seller of the provisions of the Purchase Agreement and/or any other Purchase Document. Administrative Agent shall have the exclusive right to institute action and seek redress directly against any seller under any Purchase Agreement or any other Purchase Document, as applicable, for any such breach or violation; provided, however, that so long as there exists no Event of Default, Assignor shall have the right to enforce all of the rights, claims or causes of action which Assignor may have under any Purchase Agreement or any other Purchase Document, but only to the extent such enforcement is not inconsistent with Administrative Agent’s interests under this Assignment, the Credit Agreement or the other Credit Documents; and provided, further any proceeds received by Assignor from such enforcement are applied to the Obligations in accordance with the terms and conditions of the Credit Agreement.

4. Assignor hereby covenants and agrees with Administrative Agent, its successors and assigns, that Assignor shall not materially alter, amend or modify (or consent to any alteration or amendment or modification of) any Purchase Agreement without the prior written consent of Administrative Agent.

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5. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may enforce, either in its own name or in the name of Assignor, all rights of Assignor under any Purchase Agreement or any other Purchase Document, including, without limitation, to (a) bring suit to enforce any rights under any Purchase Agreement or any other Purchase Document, (b) compromise or settle any disputed claims as to rights under any Purchase Agreement or any other Purchase Document, (c) give releases or acquittances of rights under the Purchase Agreement or any other Purchase Document, and (d) do any and all things necessary, convenient, desirable or proper to fully and completely effectuate the collateral assignment of the rights under the Purchase Agreement and the other Purchase Documents pursuant hereto. Assignor hereby constitutes and appoints Administrative Agent or Administrative Agent’s designee as Assignor’s attorney-in-fact with full power in Assignor’s name, place and stead to, upon the occurrence and during the continuance of an Event of Default, do or accomplish any of the aforementioned undertakings and to execute such documents or instruments in the name or stead of Assignor as may be necessary, convenient, desirable or proper in Administrative Agent’s sole discretion. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable during the term of this Assignment. If any action is brought by Administrative Agent to enforce any rights under any Purchase Agreement or any other Purchase Document, Assignor agrees to fully cooperate with and assist Administrative Agent in the prosecution thereof. Without limiting any other provision of this Assignment, upon the occurrence and during the continuance of an Event of Default, Assignor hereby specifically authorizes and directs each party to any Purchase Agreement other than Assignor upon written notice to it by Administrative Agent to make all payments due under or arising under any Purchase Agreement and any other Purchase Document directly to Administrative Agent and hereby authorizes and empowers Administrative Agent, upon the occurrence and during the continuance of an Event of Default, to request, demand and receive any and all amounts which may be or become due or payable or remain unpaid at any time to Assignor by any seller under and pursuant to any Purchase Agreement or any other Purchase Document, and to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and, in Administrative Agent’s sole discretion, to file any claims or take any action or proceeding, either in its own name or in the name of Assignor or otherwise, which Administrative Agent may deem necessary or desirable in its sole discretion. It is expressly understood and agreed, however, that Administrative Agent shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Administrative Agent or to which Administrative Agent may be entitled hereunder at any time or times.

6. [Reserved].

7. THE CREDIT DOCUMENTS, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

8. This Assignment may be executed by facsimile, portable document format (.pdf) or other electronic means in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

9. This Assignment shall be binding upon Assignor and its successors and permitted assigns and shall benefit Administrative Agent and Administrative Agent’s successors and assigns, including any transferee or participant, provided that (a) Assignor may not assign or transfer its rights or obligations under this Assignment or any interest herein or delegate its duties hereunder, and (b) Administrative Agent shall have the right to assign its rights hereunder and under the Purchase Documents under the conditions provided in and in accordance with the Credit Agreement with respect to Credit Documents.

10. This Assignment may only be amended by a writing executed by Assignor and Administrative Agent.

11. This Assignment constitutes the final and entire agreement with respect to the collateral assignment of rights under the Purchase Agreement and the other Purchase Documents from Assignor to Administrative Agent and any term, covenant or provision not set forth herein shall not be considered a part of this Assignment.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first written above.

HLCO BORROWER, LLC

By:
Name:	Simon Belsham
Title:	Authorized Officer

THE HEALING COMPANY INC.

By:
Name:	Simon Belsham
Title:	Chief Executive Officer

[Signature Page to Collateral Assignment of Purchase Agreement]

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